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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                            MAY 9, 2000 (MAY 1, 2000)


                           ML MACADAMIA ORCHARDS, L.P.
             (Exact name of registrant as specified in its charter)


     DELAWARE                         1-9145                99-0248088
---------------------------------   ------------            ----------
(State or other jurisdiction of     (Commission           (I.R.S. Employer
incorporation or organization)      File Number)         Identification No.)


828 FORT STREET, HONOLULU, HAWAII                                 96813
---------------------------------                                 -----
   (Address of Principal Executive Offices)                     (Zip Code)


                                 808-532-4130
                                 ------------
               Registrant's telephone number, including area code

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On May 1, 2000, the Partnership completed the purchase of 142 acres of mature macadamia trees and substantially all of the assets used in the macadamia farming business from Ka'u Agribusiness Company, Inc., Ka'u Sugar, Inc., Mauna Kea Macadamia Orchards, Inc., and Mauna Kea Agribusiness Company, Inc., all Hawaii corporations (collectively referred to herein as "Seller").

         The acquired assets consist primarily of farming equipment, vehicles, a husking plant, a well, office buildings, garages and warehouses, office furniture and equipment and inventories related to macadamia farming. In addition, the Seller assigned to the Partnership its interest in approximately 16 farm service contracts to farm macadamia orchards owned by other growers. The Partnership also purchased from Seller approximately 142 tree acres of mature macadamia orchards, which consist of an ownership interest in the trees and a 45 year leasehold interest in the underlying land. The orchards are all located in the Ka'u region on the island of Hawaii. The purchase price for all the assets to be acquired is $9 million in cash. The Partnership used $5 million of its working capital for the purchase and borrowed the balance of $4 million from Pacific Coast Farm Credit and Farm Credit Services of Hawaii under a new Credit Agreement.

         The entities comprising the Seller are subsidiaries or affiliates of C. Brewer and Company, Ltd. ("CBCL"), a Hawaii company. The Partnership's general partner, ML Resources, Inc. ("MLR" or "Managing Partner"), a Hawaii company, is also a subsidiary of CBCL. The agreement to purchase the assets of Seller was negotiated by the Conflicts Committee, independent of the MLR's Board of Directors. The Conflicts Committee is composed of two persons who are independent of CBCL and its affiliates. Those directors of the Managing Partner with conflicts of interest also recused themselves from involvement in negotiations for Seller.

         Prior to the acquisition, Seller was in the business of farming macadamia orchards mostly for other orchard owners and partly for themselves. Seller farmed approximately 7,195 acres of macadamia orchards, including 4,027 acres owned by the Partnership. The Partnership will use all the assets involved in the purchase for the same purpose.

         In connection with the acquisition, the Partnership and Seller entered into various contracts to provide specific services to the other. The Partnership will provide macadamia farming services to Seller for approximately 700 acres at cost plus 15%. The Partnership will also provide accounting services to certain subsidiaries and affiliates of Seller for cost plus 15%. Seller will provide certain management services for Partnership, such as executive management, legal, land management, human relations and insurance services for approximately $100,000 per year.

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      The Credit Agreement consists of long-term debt of $4 million and a $5 million line of credit for short-term working capital needs, replacing a previous line of credit. The Credit Agreement permits additional borrowings of up to 10% of the Partnership's net worth and contains certain covenants that affect the Partnership. Generally, the Credit Agreement (a) limits outstanding indebtedness of the Partnership, (b) requires the Partnership to maintain a minimum net worth and minimum working capital, and (c) limits cumulative cash distributions to cumulative cash flow plus $3 million.


ITEM 7.  EXHIBITS

    (c)   Exhibits.

 2.1   Asset Purchase Agreement including Exhibits dated March 14, 2000
 5.1   Legal Opinion of Counsel dated May 1, 2000
10.1 Credit Agreement between Registrant and Pacific Coast Farm Credit Services, PCA dated May 1, 2000
10.2 Security Agreement between Registrant and Pacific Coast Farm Credit Services, PCA dated May 1, 2000
10.3   Orchards Farming Lease between Registrant and Ka'u Agribusiness Co.,
       Inc.
99.1   Press Release dated May 1, 2000


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ML MACADAMIA ORCHARDS, L.P.
                                              (Registrant)

                                       By  ML RESOURCES, INC.
                                         Managing General Partner

DATED:   May 8, 2000                   By      /s/ Gregory A. Sprecher
         -----------                     ---------------------------------

                                                GREGORY A. SPRECHER
                                              Senior Vice President and
                                               Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit                                                                                      Page
Number                         Description                                                   Number
------                         -----------                                                   ------

  2.1        Asset Purchase Agreement dated March 14, 2000                                     5-45
             Exhibit O - Farming Services Contract between Registrant and
             Ka'u Agribusiness Co. et al                                                      46-56
             Exhibit Q - Management Services Agreement between
             Registrant and C. Brewer & Company, LTD.                                         57-59
             Exhibit R - Memorandum of Agreement between
             Registrant and ILWU Local 142                                                    60-61

  5.1        Legal Opinion of Counsel dated May 1, 2000                                       62-64

 10.1        Credit Agreement between Registrant and Pacific Coast Farm
             Credit Services, PCA dated May 1, 2000                                          65-113

 10.2        Security Agreement between Registrant and Pacific Coast
             Farm Credit Services, PCA dated May 1, 2000                                    114-135

 10.3        Orchards Farming Lease between Registrant and Ka'u
             Agribusiness Co., Inc. dated May 1, 2000                                       136-152

 99.1        Press Release dated May 1, 2000                                                  153